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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE ISSUERS

                                                Jurisdiction of
Name of Corporation                             Incorporation
-------------------                             -------------

Statia Delaware Holdco II, Inc.                 Delaware

Statia Terminals Southwest, Inc.                Texas

Statia Terminals Delaware, Inc.                 Delaware

Statia Terminals, Inc.                          Delaware

Statia Terminals Puerto Rico
  Corporation                                   Puerto Rico

Statia Steamship Agency, Inc.                   Florida

W.P. Company, Inc.                              Delaware

Statia Terminals Virgin Islands
  Corporation                                   United States Virgin
                                                  Islands

Seven Seas Steamship Company, Inc.              Florida

Seven Seas Steamship Company
      (Sint. Eustatius) N.V.                    Netherlands Antilles

Seven Seas Steamship Company N.V.               Netherlands Antilles

Statia Terminals Corporation N.V.               Netherlands Antilles

Saba Trustcompany N.V.                          Netherlands Antilles

Bicen Development Corporation N.V.              Netherlands Antilles

Statia Terminals N.V.                           Netherlands Antilles

Point Tupper Marine Services Limited            Nova Scotia

Statia Shipping N.V.                            Netherlands Antilles

Statia Laboratory Services N.V.                 Netherlands Antilles

Statia Tugs N.V.                                Netherlands Antilles